EXHIBIT INDEX

EXHIBIT A:
  Attachment to item 77C: Submission of matters to a vote of Security holders.
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EXHIBIT A:
RESULTS OF SHAREHOLDER MEETING (Unaudited)

Special meetings of Shareholders of the Phoenix Multi-
Portfolio Fund were held on May 16, 2000 and May 31, 2000 to approve the following matters:

1. Approve a new Rule 12b-1 Distribution Plan for Class B Shares

2. Approve a new Rule 12b-1 Distribution Plan for Class C Shares

On the record date for these meetings, the shares outstanding and percentage of the shares outstanding and entitled to vote that were present by proxy were as follows:

Class of Shares                Shares           Percentage present
                              Outstanding            by proxy

Phoenix-Aberdeen International Fund Class B
                              1,937,371                50.39%
Phoenix-Aberdeen International Fund Class C
                                151,237                50.06%
Phoenix-Duff & Phelps Real Estate Securities Fund Class B
                              1,019,482                51.55%
Phoenix-Goodwin Emerging Markets Bond Fund Class B
                              7,847,071                54.27%
Phoenix-Goodwin Emerging Markets Bond Fund Class C
                                301,942                54.65%
Phoenix-Goodwin Tax-Exempt Bond Fund Class B
                                494,206                58.64%
Phoenix-Seneca Tax Sensitive Growth Fund Class B
                                 11,712                85.38%
Phoenix-Seneca Tax Sensitive Growth Fund Class C
                                 15,466                81.96%

NUMBER OF VOTES
                              FOR         AGAINST       ABSTAIN

1. Approve a new Rule 12b-1 Distribution Plan for Class B Shares

  Phoenix-Aberdeen International Fund Class B
                             884,075      33,143         59,046
  Phoenix-Duff & Phelps Real Estate Securities Fund Class B
                             475,734      17,613         32,239
  Phoenix-Goodwin Emerging Markets Bond Fund Class B
                           3,825,496     211,118        222,098
  Phoenix-Goodwin Tax-Exempt Bond Fund Class B
                             245,894      25,809         18,112
  Phoenix-Seneca Tax Sensitive Growth Fund Class B
                              10,000      ---              ---


2. Approve a new Rule 12b-1 Distribution Plan for Class C

  Phoenix-Aberdeen International Fund Class C
                             72,068      2,360            1,284
  Phoenix-Goodwin Emerging Markets Bond Fund Class C
                            165,004       ---             ---
  Phoenix-Seneca Tax Sensitive Growth Fund Class C
                             10,000       ---             2,676